                          MONTHLY REPORT TO NOTEHOLDERS
         FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1, 2003-1 & 2003-2
                      MONTHLY PERIOD ENDING:MARCH 31, 2005

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture"), by and between the Issuer and the Indenture Trustee, and acknowledged by the Transferor and Servicer, as supplemented by the Series 2002-1 Indenture Supplement (dated as of October 24, 2002 and amended as of November 17, 2003), the Series 2003-1 Indenture Supplement (dated as of March 20, 2003 and as amended on November 17, 2003) and the Series 2003-2 Indenture Supplement (dated as of November 17, 2003), each of which is by and between the Issuer and Indenture Trustee, acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to
Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the April 15, 2005 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                      None

(f) To the knowledge of the undersigned, no Series 2002-1, 2003-1or 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                      None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.



                                                                         2002-1                2003-1                 2003-2
A.   INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

1.   Principal Receivables
     (a) Beginning of Monthly Period Principal Receivables        $  2,353,879,794.34    $  2,353,879,794.34    $  2,353,879,794.34
     (b) End of Monthly Period Principal Receivables              $  2,319,783,599.93    $  2,319,783,599.93    $  2,319,783,599.93
     (c) Average Principal Receivables                            $  2,335,756,139.60    $  2,335,756,139.60    $  2,335,756,139.60

2.   End of Monthly Period Trust Receivables                      $  2,358,908,696.47    $  2,358,908,696.47    $  2,358,908,696.47


3.    Delinquent Balances



    Delinquency              Aggregate Account       Percentage of
     Category                     Balance          Total Receivables
--------------------------------------------------------------------
(a)  30 to 59 days           $    32,347,887.46          1.37%
(b)  60 to 89 days           $    24,483,248.77          1.04%
(c)  90 to 119 days          $    22,151,498.81          0.94%
(d)  120 to 149 days         $    19,434,298.33          0.82%
(e)  150 or more days        $    17,989,722.10          0.76%
        Total:               $   116,406,655.47          4.93%

4.   Aggregate amount of Collections

     (a) Total Collections                                        $  314,943,599.15      $  314,943,599.15      $  314,943,599.15
     (b) Total Collections of Principal Receivables               $  285,685,342.89      $  285,685,342.89      $  285,685,342.89
     (c) Total Collections of Finance Charge Receivables          $   29,258,256.26      $   29,258,256.26      $   29,258,256.26
     (d) Aggregate Allocation Percentages for Outstanding Series              83.52%                 83.52%                 83.52%
     (e) Aggregate Allocation Percentage of Collections of
         Principal Receivables                                                83.52%                 83.52%                 83.52%
     (f) Aggregate Allocation Percentage of Collections of
         Finance Charge Receivables                                           83.52%                 83.52%                 83.52%

5.   Aggregate amount of Principal Receivables in Accounts which
became Defaulted Accounts during the Monthly Period               $  15,796,731.10       $   15,796,731.10      $   15,796,731.10

6. Calculation of Interchange allocable to the Issuer for the Monthly Period

     (a) Sales net of cash advances during the Monthly Period
     on all FNBO MasterCard and VISA accounts                     $  426,812,255.95      $  426,812,255.95      $  426,812,255.95

     (b) Sales net of cash advances during the Monthly Period on
     Accounts designated to the Receivables Trust                 $  229,849,943.22      $  229,849,943.22      $  229,849,943.22

     (c) Total amount of Interchange paid or payable to FNBO
     with respect to the Monthly Period                           $    7,955,712.00      $    7,955,712.00      $    7,955,712.00

     (d) Amount of Interchange allocable to the Receivables
     Trustee with respect to the Monthly Period ([c] multiplied
     by [b/a])                                                    $    4,284,366.08      $    4,284,366.08      $    4,284,366.08

     (e) Servicer Interchange amount (1.5% of Collateral Amount
     at end of prior Monthly Period)                              $      509,589.04      $      636,986.30      $      636,986.30

     (f) Adjustment of Noteholder Servicing Fee (excess of (e)
     over (d))                                                    $            0.00      $            0.00      $            0.00

7.   The aggregate amount of Collections of Finance Charge
     Receivables for the Receivables Trust for the Monthly Period
     (a)  Interchange                                             $    4,284,366.08      $    4,284,366.08      $    4,284,366.08
     (b)  Recoveries                                              $    1,899,088.94      $    1,899,088.94      $    1,899,088.94
     (c)  Finance Charges and Fees                                $   29,258,256.26      $   29,258,256.26      $   29,258,256.26
     (d)  Discount Receivables                                    $            0.00      $            0.00      $            0.00
                                                                  ---------------------------------------------------------------
                  Total                                           $   35,441,711.28      $   35,441,711.28      $   35,441,711.28

8.   Aggregate Uncovered Dilution Amount for the Monthly Period   $            0.00      $            0.00      $            0.00

B.   INFORMATION REGARDING SERIES 2002-1, 2003-1 & 2003-2

1.   Collateral Amount at the close of business on the prior
Distribution Date                                                 $  400,000,000.00      $  500,000,000.00      $  500,000,000.00
     (a)  Reductions due to Investor Charge-Offs (including
     Uncovered Dilution Amounts) to be made on the related
     Distribution Date                                            $            0.00      $            0.00      $            0.00
     (b)  Reimbursements to be made on the related
     Distribution Date from Available  Finance Charge
     Collections                                                  $            0.00      $            0.00      $            0.00
     (c)  Collateral Amount at the close of business on the
     Distribution Date                                            $  400,000,000.00      $  500,000,000.00      $  500,000,000.00

2.   Note Principal Balance at the close of business on the
Distribution Date during the Monthly Period
    (a)  Class A Note Principal Balance                           $  332,000,000.00      $  415,000,000.00      $  411,250,000.00
    (b)  Class B Note Principal Balance                           $   31,000,000.00      $   38,750,000.00      $   40,000,000.00
    (c)  Class C Note Principal Balance                           $   37,000,000.00      $   46,250,000.00      $   48,750,000.00
                                                                  ---------------------------------------------------------------
                  Total Note Principal Balance                    $  400,000,000.00      $  500,000,000.00      $  500,000,000.00

3.  Allocation Percentages for the Monthly Period
    (a)  Principal Collections                                                16.99%                 21.24%                 21.24%
    (b)  Finance Charge Collections                                           16.99%                 21.24%                 21.24%
    (c)  Default Amounts                                                      16.99%                 21.24%                 21.24%

4.  Investor Principal Collections processed during the Monthly
Period and allocated to the Series                                $   48,537,939.76      $   60,679,566.83      $   60,679,566.83

5.  Excess Principal Collections available from other Group
I Series allocated to the Series                                  $            0.00      $            0.00      $            0.00

6.  Aggregate amounts treated as Available Principal Collections pursuant to subsections 4.04(a)(v) and (vi) of the related
Indenture Supplement                                              $    2,683,864.61      $    3,355,225.69      $    3,355,225.69

7.  Reallocated Principal Collections (up to the Monthly
Principal Reallocation Amount) applied pursuant to Section
4.06 of the related Indenture Supplement                          $            0.00      $            0.00      $            0.00

8.  AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                     $   51,221,804.37      $   64,034,792.52      $   64,034,792.52

9.  Principal Accumulation Investment Proceeds                    $            0.00      $            0.00      $            0.00

10. Investor Finance Charge Collections (including Interchange
and Recoveries) processed during the Monthly Period               $    6,021,546.75      $    7,527,819.48      $    7,527,819.48

11. Excess Finance Charge Collections from Group I allocated to
the Series                                                        $            0.00      $            0.00      $            0.00

12. Reserve Account withdrawals pursuant to Section 4.10(b)
or (d) of the related Indenture Supplement                        $            0.00      $            0.00      $            0.00

13. Excess amounts from Spread Account to be treated as
Available Finance Charge Collections pursuant to Section
4.12(g) of the related Indenture Supplement                       $            0.00      $            0.00      $            0.00

14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)          $    6,021,546.75      $    7,527,819.48      $    7,527,819.48

15. Distributions of principal and interest to Noteholders on the Distribution Date:

    (a)  Class A Noteholders                                      $      834,795.56      $    1,039,920.83      $    1,034,065.28
    (b)  Class B Noteholders                                      $       85,689.17      $       89,125.00      $      102,666.67
    (c)  Class C Noteholders                                      $      125,214.17      $      175,634.38      $      150,312.50

16. Distributions of principal to Noteholders on the
Distribution Date:
    (a)  Class A Noteholders                                      $            0.00      $            0.00      $            0.00
    (b)  Class B Noteholders                                      $            0.00      $            0.00      $            0.00
    (c)  Class C Noteholders                                      $            0.00      $            0.00      $            0.00

17. Distributions of interest to Noteholders on the
Distribution Date:
    (a)  Class A Noteholders                                      $      834,795.56      $    1,039,920.83      $    1,034,065.28
    (b)  Class B Noteholders                                      $       85,689.17      $       89,125.00      $      102,666.67
    (c)  Class C Noteholders                                      $      125,214.17      $      175,634.38      $      150,312.50

18. The aggregate amount of all Principal Receivables in Accounts which  became Defaulted Accounts during the Monthly Period which were allocated to the Series 2002-1, 2003-1 and 2003-2
    (a)  Default Amount                                           $   15,796,731.10      $   15,796,731.10      $   15,796,731.10
    (b)  Allocation Percentage (B.3.(c) above)                                16.99%                 21.24%                 21.24%
                                                                  ---------------------------------------------------------------
          Total Investor Default Amount (a multiplied by b)       $    2,683,864.61      $    3,355,225.69      $    3,355,225.69

19. The aggregate amount of Uncovered Dilution Amount allocated to the Series for the Monthly Period
    (a) Dilutions not covered by Transferor                       $            0.00      $            0.00      $            0.00
    (b) Series Allocation Percentage (as defined in the related
    Indenture Supplement)                                                     16.99%                 21.24%                 21.24%
    (c) Total Uncovered Dilution Amount                           $            0.00      $            0.00      $            0.00

20. The aggregate amount of Investor Charge-Offs (including
any Uncovered Dilution Amount not covered by the Transferor)
for the Monthly Period                                            $            0.00      $            0.00      $            0.00

21. Noteholder Servicing Fee for the Monthly Period payable
to the Servicer (after adjustment for Servicer Interchange
shortfall, if any)                                                $      679,452.05      $      849,315.07      $      849,315.07


22.  Ratings of the Class A Notes
          Moody's                                                 Aaa                    Aaa                    Aaa
                                                                  ---------------------------------------------------------------
          S&P                                                     AAA                    AAA                    AAA
                                                                  ---------------------------------------------------------------
          Fitch                                                   AAA                    AAA                    AAA
                                                                  ---------------------------------------------------------------

23.  Ratings of the Class B Notes
          Moody's                                                 A2                     A2                     A2
                                                                  ---------------------------------------------------------------
          S&P                                                     A                      A                      A
                                                                  ---------------------------------------------------------------
          Fitch                                                   A+                     A+                     A+
                                                                  ---------------------------------------------------------------

24. Ratings of the Class C Notes
          Moody's                                                 Baa2                   Baa2                   Baa2
                                                                  ---------------------------------------------------------------
          S&P                                                     BBB                    BBB                    BBB
                                                                  ---------------------------------------------------------------
          Fitch                                                   BBB                    BBB                    BBB
                                                                  ---------------------------------------------------------------

25. Note Interest Rate for the Monthly Period
    (a)  Class A Note Interest Rate                                         2.92000%               2.91000%               2.92000%
    (b)  Class B Note Interest Rate                                         3.21000%               2.76000%               3.08000%
    (c)  Class C Note Interest Rate                                         3.93000%               4.41000%               3.70000%

C.   QUARTERLY NET YIELD

1.  Base Rate for the Monthly Period                                           5.08%                  5.07%                  5.03%
2.  Portfolio Yield for the Monthly Period                                     9.82%                  9.83%                  9.83%
3.  Net Yield for the Monthly Period (Portfolio Yield MINUS Base
    Rate)                                                                      4.75%                  4.75%                  4.80%
4.  Quarterly Net Yield for the related Distribution Date                      5.19%                  5.17%                  5.16%

D.  INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

1.  Opening Principal Accumulation Account Balance on the
Distribution Date for the Monthly Period                          $            0.00      $            0.00      $            0.00

2.  Controlled Deposit Amount to be deposited to the Principal
Accumulation Account on the Distribution Date for the Monthly
Period                                                            $            0.00      $            0.00      $            0.00
    (a)  Controlled Accumulation Amount                           $            0.00      $            0.00      $            0.00
    (b)  Accumulation Shortfall                                   $            0.00      $            0.00      $            0.00
    (c)  Controlled Deposit Amount (a+b)                          $            0.00      $            0.00      $            0.00

3.  Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the related Distribution
Date
    (a)  Distribution in reduction of the Class A Notes           $            0.00      $            0.00      $            0.00
    (b)  Distribution in reduction of the Class B Notes           $            0.00      $            0.00      $            0.00
    (c)  Distribution in reduction of the Class C Notes           $            0.00      $            0.00      $            0.00

4.  Principal Accumulation Account ending balance after deposit
or withdrawal on the Distribution Date for the Monthly Period                                                   $            0.00
                                                                  ----------------------------------------

E.  INFORMATION REGARDING THE SPREAD ACCOUNT

1.  Opening Available Spread Account Amount on the Distribution
Date for the  Monthly Period                                      $    4,000,000.00      $    5,000,000.00      $    5,000,000.00

2.  Aggregate amount required to be withdrawn pursuant to
Section 4.12(c) of the related Indenture Supplement for
distribution to Class C Noteholders pursuant to Section
4.04(a)(iv) of the related Indenture Supplement                   $            0.00      $            0.00      $            0.00

3.  Aggregate amount required to be withdrawn pursuant to
Section 4.12(d) of the related Indenture Supplement for
distribution in reduction of the Class C Note Principal Balance   $            0.00      $            0.00      $            0.00

4.  Spread Account Percentage for the Distribution Date for the
Monthly Period                                                                 1.00%                  1.00%                  1.00%

5.  Closing Required Spread Account Amount for the Distribution   $    4,000,000.00      $    5,000,000.00      $    5,000,000.00
Date for the Monthly Period

6.  Amount on deposit in Spread Account after required
withdrawals on the Distribution Date for the Monthly
Period (1-(2+3))                                                  $    4,000,000.00      $    5,000,000.00      $    5,000,000.00

7.  Spread Account Deficiency/(Excess), if any (5 MINUS 6)        $            0.00      $            0.00      $            0.00

8.  Amounts deposited pursuant to Section 4.04(a)(vii) or
4.10(e) of the related Indenture Supplement                       $            0.00      $            0.00      $            0.00

9.  Remaining Spread Account Deficiency/(Excess), if any
(7 minus 8)                                                       $            0.00      $            0.00      $            0.00

F.  INFORMATION REGARDING THE RESERVE ACCOUNT

1.  Reserve Account Funding Date                                       July 1, 2005      November 14, 2005        August 01, 2005

2.  Opening Available Reserve Account Amount on the
Distribution Date for the Monthly Period                          $            0.00      $            0.00      $            0.00

3.  Aggregate amount required to be withdrawn pursuant to
Section 4.10(d) of the related Indenture Supplement for
inclusion in Available Finance Charge Collections:
    (a)  Covered Amount                                           $            0.00      $            0.00      $            0.00
    (b)  Principal Accumulation Investment Proceeds               $            0.00      $            0.00      $            0.00
    (c)  Reserve Draw Amount (a MINUS b)                          $            0.00      $            0.00      $            0.00

4.  Required Reserve Account Amount                               $            0.00      $            0.00      $            0.00

5.  Reserve Account Surplus (4-(2-3))                             $            0.00      $            0.00      $            0.00

G.  INFORMATION REGARDING ACCUMULATION PERIOD

1.  Accumulation Period Length (months)                                           2                      2
                                                                  ---------------------------------------------------------------

     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of April, 2005.

                                          FIRST NATIONAL BANK OF OMAHA, Servicer

                                          By
                                            ------------------------------------
                                            Name: Matthew W. Lawver
                                            Title: Sr. Vice President